UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2006

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive

Greenville, Wisconsin 54942

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 15, 2006, School Specialty, Inc., a Wisconsin corporation (the “Company”), issued a press release (the “Press Release”) announcing its intent to offer, subject to market conditions and other factors, $125 million principal amount of its Convertible Subordinated Debentures due 2026 (the “Debentures”) to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Offering”). In addition, the Company has granted the initial purchaser an option to purchase up to an additional $25 million principal amount of the Debentures to cover over-allotments, if any. The Company also announced its intention to repurchase, concurrent with the closing of the Offering, up to $40 million of its common stock, par value $.001 per share, under its share repurchase program.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of School Specialty, Inc. dated November 15, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: November 15, 2006	By:	/s/ David J. Vander Zanden
David J. Vander Zanden President and Chief Executive Officer (Principal Executive Officer)

Dated: November 15, 2006	By:	/s/ David G. Gomach
David G. Gomach Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of School Specialty, Inc. dated November 15, 2006